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                                                                       Exhibit E

                               FIRST AMENDMENT TO

                                OPTION AGREEMENT

     Pursuant to the rights reserved to the Parties under Section 8.10 of that certain Option Agreement of December 20, 2002, between SC OPTION, LLC, a California limited liability company and NORBERT OLBERZ and IRENE OLBERZ as Co-Trustees of the Olberz Family Trust under agreement dated May 6, 1997, the Parties hereby exercise the power to amend said Option Agreement as follows:

     FIRST: Section 2.1 is amended by changing the time Optionees have to exercise the Option to 365 days from and after the date of death of Norbert Olberz.

     SECOND: Except as hereinabove provided, the Parties ratify said Option Agreement.

June 11, 2004                        SC OPTION, LLC

                                     By    /s/ Craig L. Levra
                                           ------------------
                                           Craig L. Levra,
                                           Manager

                                     By    /s/ Howard K. Kaminsky
                                           ----------------------
                                           Howard K. Kaminsky,
                                           Manager

June 11, 2004                        TRUSTEES

                                     By    /s/ Norbert Olberz
                                           ------------------
                                           Norbert Olberz, as Co-Trustee of the
                                           Olberz Family Trust

                                     By    /s/ Irene Olberz
                                           ------------------
                                           Irene Olberz, as Co-Trustee of the
                                           Olberz Family Trust

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